Registration No. 333-____________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                              TERA COMPUTER COMPANY
             (Exact Name of Registrant as Specified in its Charter)

            Washington                                 93-0962605
   (State or Other Jurisdiction of                  (I.R.S. Employer
  Incorporation or Organization)                    Identification No.)
                              --------------------

                        411 First Avenue South, Suite 600
                         Seattle, Washington 98104-2860
                    (Address of Principal Executive Offices)
                               -------------------

                       1995 STOCK OPTION PLAN, AS AMENDED
                             1999 STOCK OPTION PLAN
                              (Full Title of Plan)
                               ------------------

                               Kenneth W. Johnson
               Vice President-Finance and Chief Financial Officer
                              TERA COMPUTER COMPANY
                        411 First Avenue South, Suite 600
                             Seattle, WA 98104-2860
                           (206) 701-2000 (telephone)
                           (206) 701-2500 (facsimile)
    (Name, address, including zip code, and telephone and facsimile numbers, including area code, of agent for service)
                               ------------------
                                  With copy to:

                               Christopher J. Voss
                                 Stoel Rives LLP
                          One Union Square, 36th Floor
                              600 University Street
                         Seattle, Washington 98101-3197
                           (206) 624-0900 (telephone)
                           (206) 386-7500 (facsimile)
                               ------------------

                         Calculation of Registration Fee
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                      Amount   Proposed Maximum  Proposed Maximum    Amount of
Title of Securities   to be     Offering Price   Maximum Aggregate  Registration
 to be Registered   Registered    Per Share(1)    Offering Price(1)     Fee
--------------------------------------------------------------------------------
Common Stock,    3,215,686 shares    $9.00          $21,511,214        $5,679
par value $.01
per share
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


(1) The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee for the shares to be registered is based on (i) the actual exercise price for 2,000,186 options which have been granted at various exercise prices from $3.22 per share to $9.00 per share and (ii) $7.55, which was the average of the high and low prices of the common stock on February 8, 2000, for the remaining 1,215,500 options.


                                     PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information. *

Item 2.    Registrant Information and Employee Plan Annual Information. *

    * Information required by Part I of Form S-8 to be contained in the
      Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Act and the Note to Part I of Form S-8.


                                    PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

     The SEC allows us to "incorporate by reference" our publicly-filed reports into this registration statement which means that information included in those reports is considered part of this registration statement. Information that we file with the SEC subsequent to the date of this registration statement will automatically update and supersede the information contained in this registration statement. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all the shares.

      The following documents filed with the SEC are incorporated by reference:

     1. Our Annual Report on Form 10-K for the year ended December 31, 1998 and Amendments 1 and 2 thereto as filed with the SEC on August 17, 1999 and August 26, 1999, respectively;

     2. Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 and Amendment No. 1 thereto filed with the SEC on August 16, 1999;

     3. Our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 1999 and September 30, 1999;

     4. Our Current Report on Form 8 K for the event of May 21, 1999, as filed with the SEC on July 21, 1999;

     5. Our Current Report on Form 8-K for the event of June 25, 1999, as filed with the SEC on June 29, 1999;

     6. Our Current Report on Form 8-K for the event of June 21, 1999, as filed with the SEC on June 30, 1999;

     7. Our Current Report on Form 8-K for the event of March 22, 1999, as filed with the SEC on March 25, 1999;

     8. Our Current Report on Form 8-K for the event of March 10, 1999, as filed with the SEC on March 25, 1999; and

     9. The description of our common stock set forth in our Registration Statement on Form SB-2 (Registration No. 33-95460-LA), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our Registration Statement on Form 8-A (Registration No. 0-26820), including the amendment thereto on Form 8-A/A.

     We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. You should direct any requests for documents to Investor Relations, Tera Computer Company, 411 First Avenue South, Suite 600, Seattle, Washington 98104, Telephone (206) 701-2000.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Director and Officers.

     Article XII of the Company's Articles of Incorporation and Section 11 of the Company's Bylaws require indemnification of directors, officers, employees, and agents of the Company to the fullest extent permitted by the Washington Business Corporation Act (the "WBCA"). Sections 23B.08.500 through 23B.08.000 of the WBCA authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Act.

     Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article XI of the Company's Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Company and its shareholders.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          4.1  Restated Articles of Incorporation of the Company (1)

          4.2  Restated Bylaws of the Company (1)

          4.3  Tera Computer Company 1995 Stock Option Plan, as amended (2)

          4.4  Tera Computer Company 1999 Stock Option Plan (2)

          5    Opinion on Legality

          23   Consent of Deloitte & Touche LLP

          24   Power of Attorney (included on signature page hereof)
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(1)   Incorporated by reference to the Company's Current Report on Form 8 K for the event of May 21, 1999, filed with the Commission on July 21, 1999.

(2) Incorporated by reference to the Company's Proxy Statement for the 1999 Annual Meeting of Shareholders, filed with the Commission on April 22, 1999.

Item 9.   Undertakings.

          1. The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any additional material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to information contained herein;

                 provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended.

               (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on February 2, 2000.

                                       TERA COMPUTER COMPANY



                                       By:/s/ JAMES E. ROTTSOLK
                                          -----------------------------
                                          James E. Rottsolk
                                          President and Chief Executive Officer

      Each of the undersigned hereby constitutes and appoints James E. Rottsolk and Burton J. Smith, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable, to enable Tera Computer Company to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, in connection with the registration under the Securities Act, of shares of Common Stock of Tera Computer Company, issuable pursuant to the 1995 and 1999 Stock Option Plans, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated below on the 2nd day of February, 2000:

Signature and Title

/s/ TERREN PEIZER                            /s/ DAVID N. CUTLER
-----------------------------------          -----------------------------------
Terren Peizer                                David N. Cutler, Director
Chairman of the Board of Directors


/s/ BURTON J. SMITH
-----------------------------------          -----------------------------------
Burton J. Smith                              Daniel J. Evans, Director
Chief Scientist and Director


/s/ JAMES E. ROTTSOLK                        /s/ KENNETH W. KENNEDY
-----------------------------------          -----------------------------------
James E. Rottsolk                            Kenneth W. Kennedy, Director
Chief Executive Officer and Director


/s/ KENNETH W. JOHNSON                       /s/ JOHN W. TITCOMB, JR.
-----------------------------------          -----------------------------------
Kenneth W. Johnson                           John W. Titcomb, Jr., Director
Chief Financial Officer


/s/ PHILISSA SARGIN                          /s/ STEPHEN C.KIELY
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Philissa Sargin                              Stephen C. Kiely, Director
Chief Accounting Officer


                                             /s/ DEAN D. THORNTON
                                             -----------------------------------
                                             Dean D. Thornton, Director